Exhibit 99.1

Contact	Danny Zheng, Chief Financial Officer	1099 Helmo Avenue N Suite 250 Oakdale, MN 55128-3414 www.imation.com
Imation Corp.
Phone: 651-704-4311
Email: dzheng@imation.com

Imation Reports Third Quarter 2016 Financial Results
Nexsan’s UNITY™ Private Cloud Product Delivered in Q3

Gross Margin Improved, Loss Narrowed

Oakdale, Minn. – (PR Newswire) – November 8, 2016 – Imation Corp. (NYSE: IMN) today released financial results for the third quarter ended September 30, 2016.

Overview

The company’s Nexsan segment began shipments of its next generation E-series™ product family, which include enhancements that effectively double the performance of highly available storage arrays. Nexsan also delivered its UNITY™ product family, a next-generation Hyper-Unified storage platform that provides the utility of a Network Appliance (NTAP) unified storage system, the ease and flexibility of Box (BOX) and the speed and power of Pure Storage (PSTG).

The third quarter revenue was $11.5 million, up 8.5 percent from the prior quarter, down 20.7 percent from Q3 2015. The decrease from the last year was due to the strategic decision to exit the Nexsan segment’s underperforming regions and low-margin portions of the business to focus on next-generation UNITY and E-Series product families. Gross margins improved from 35.2 percent in Q3 2015 to 45.2 percent in Q3 2016. Selling, general and administrative expenses declined by $7.0 million, or 44.6 percent year over year, and the operating loss from continuing operations (excluding special charges) was reduced by 52.6% to $6.4 million from a loss of $13.5 million in Q3 2015. The company’s cash balance and short term investments totaled $49.6 million as of September 30, 2016.

Imation’s Interim Chief Executive Officer, Robert Fernander, commented, “Q3 marked the shift from business stabilization to growth. Increasing gross margins, reduced operating expenses, new product introductions, increased customer satisfaction and revenue growth are key metrics validating Nexsan’s turnaround. Customer acceptance of UNITY and a refreshed E-Series product line exceeded management expectations.”

Imation’s newly formed asset management subsidiary has received approval from the SEC as a registered investment advisor. The subsidiary has continued its efforts to become a best-in-class Multi System Alternative Investment Platform. The focus is to develop a leading enterprise in technology driven Asset Management. Our plan is to grow this business by hiring experienced investment teams, evaluating joint venture opportunities with asset management firms, and/or making select acquisitions to jumpstart the effort. Management and the Board are actively examining alternatives and will prudently deploy capital as necessary to support these efforts.

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Detailed Q3 2016 Analysis

The following financial results are for continuing operations, including Nexsan and the corporate holding company, for the current and prior periods unless otherwise indicated.

Net revenue for Q3 2016 was $11.5 million, down 20.7 percent from Q3 2015. The decrease was due to the strategic decision to exit underperforming regions and low-margin portions of the business.

Gross margin percent for Q3 2016 was 45.2 percent, 10% better than Q3 2015. The improvement was primarily driven by the production cost improvements, price optimization programs and product mix changes. Despite the year over year revenue decline, the gross profits were relatively flat.

Selling, general and administrative expenses in Q3 2016 were $8.7 million, down $7.0 million, or 44.6 percent, compared to Q3 2015 expenses of $15.7 million. The decrease was primarily related to Nexsan cost reductions – including the strategic decision to exit underperforming regions and low-margin portions of the Nexsan business – and corporate cost reductions – including reductions in corporate headcount, IT and facility costs.

Research and development (R&D) expenses in Q3 2016 were $2.9 million, flat from Q3 2015.

Special charges were $1.3 million in Q3 2016 compared to $90.8 million in Q3 2015. Special charges in Q3 2016 were primarily related to consulting fees and pension settlement costs. Special charges in Q3 2015 were primarily related to goodwill, intangible and assets impairments.

Operating loss from continuing operations was $7.7 million in Q3 2016 compared to a loss of $104.3 million in Q3 2015. Excluding the impact of special charges described above, the adjusted operating loss would have been $6.4 million in Q3 2016 compared with an adjusted operating loss on the same basis of $13.5 million in Q3 2015.

Income tax expense was a benefit of $0.2 million in Q3 2016 and in Q3 2015.

Discontinued operations had a gain (after-tax) in Q3 2016 of $0.2 million compared with a loss of $47.7 million (after-tax) in Q3 2015. The gain was a primarily due to liability reversals offset by legal and consulting fees. Discontinued operations include the results of the IronKey business, which was divested, and the legacy Storage Media and Accessories businesses which Imation exited.

Loss per share from continuing operations was $0.20 in Q3 2016 compared with a loss per share of $2.54 in Q3 2015. Excluding the impact of special items, the adjusted loss per share would have been $0.16 in Q3 2016 compared with a loss per share of $.34 in Q3 2015.

Cash and short-term investment balance was $49.6 million as of September 30, 2016, down $6.6 million during the quarter, driven primarily by operating losses and, to a lesser extent, the remaining charges from the Company’s restructuring.

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Year-To-Date Summary

For the nine months ended September 30, 2016, Imation reported net revenue of $32.8 million, down 30.4 percent compared with the same period last year. Operating loss from continuing operations totaled $29.9 million for the nine months ended September 30, 2016, including special charges of $7.1 million, and a diluted loss per share from continuing operations of $0.76. For the nine months ended September 30, 2015, Imation reported net revenue of $47.1 million, an operating loss from continuing operations of $132.7 million, including special charges of $92.3 million, and a diluted loss per share from continuing operations of $3.27 (See Tables Five and Six for non-GAAP measures).

About Imation Corp.

Imation (IMN) is a holding company involved in asset management. The Company’s Nexsan subsidiary is engaged in the global enterprise data storage business. At the corporate level, there is an ongoing strategic review as Imation continues to seek and explore new opportunities to enable us to pursue a diverse range of strategic business opportunities and deploy excess cash.

Webcast and Replay Information

A teleconference is scheduled for 10:00 AM Eastern Time today, November 8, 2016, and will be available on the Internet on a listen-only basis at:

https://www.webcaster4.com/Webcast/Page/1401/17959

A taped replay of the teleconference will be available at 12:00 PM Eastern Time on November 8, 2016, until November 15, 2016, by dialing 877-344-7529 or 412-317-0088 (conference ID 10095350). All remarks made during the teleconference will be current at the time of the teleconference, and the replay will not be updated to reflect any subsequent developments.

Description of Tables

Table One	--	Consolidated Statements of Operations
Table Two	--	Consolidated Balance Sheets
Table Three	--	Supplemental Segment and Product Information
Table Four	--	Additional Information
Table Five	--	Non-GAAP Financial Measures
Table Six	--	Non-GAAP Financial Measures

Non-GAAP Financial Measures

Imation’s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). Certain measures and items in this press release and the attached tables are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. Imation utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance.

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Forward-Looking Statements, Risks and Uncertainty

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the Securities and Exchange Commission including the following: Our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins and the rate of revenue decline for certain existing products; our ability to meet future revenue growth, gross margin and earnings targets; the ability to quickly develop, source, introduce and deliver differentiated and innovative products; our potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; our ability to successfully implement restructuring plans; foreign currency fluctuations; the ready availability and price of energy and key raw materials or critical components including the effects of natural disasters and our ability to pass along raw materials price increases to our customers; continuing uncertainty in global and regional economic conditions; our ability to identify, value, integrate and realize the expected benefits from any acquisition which has occurred or may occur in connection with our strategy; the possibility that our goodwill and intangible assets or any goodwill or intangible assets that we acquire may become impaired; the ability of our security products to withstand cyber-attacks; the loss of a major customer, partner or reseller; changes in European law or practice related to the imposition or collectability of optical levies; the seasonality and volatility of the markets in which we operate; significant changes in discount rates and other assumptions used in the valuation of our pension plans; changes in tax laws, regulations and results of inspections by various tax authorities; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation and patent disputes; our ability to access financing to achieve strategic objectives and growth due to changes in the capital and credit markets; limitations in our operations that could arise from compliance with the debt covenants in our credit facilities; our ability to retain key employees; increased compliance with changing laws and regulations potentially affecting our operating results; failure to adequately protect our information systems from cyber-attacks; the effect of the announcement of our review of strategic alternatives; the effect of the proxy contest for the election of directors at our annual meeting and other activist shareholder activities; and the volatility of our stock price due to our results or market trends.

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Trademarks and Tradenames

This press release includes trademarks and tradenames owned by the company and its subsidiaries, including “Imation”, “Nexsan”, “E-Series” and “UNITY”. Solely for convenience, these trademarks or tradenames appear without the ® or ™ symbols, but such references are not intended to indicate in any way that the company will not assert, to the fullest extent, our rights to use these trademarks and tradenames.

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Table One

IMATION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Net revenue	$11.5	$14.5	$32.8	$47.1
Cost of goods sold	6.3	9.4	18.5	29.1
Gross profit	5.2	5.1	14.3	18.0

Operating expense:
Selling, general and administrative	8.7	15.7	27.6	49.6
Research and development	2.9	2.9	9.5	8.8
Intangible impairment	-	29.7	-	29.7
Goodwill impairment	-	28.1	-	28.1
Restructuring and other	1.3	33.0	7.1	34.5
Total	12.9	109.4	44.2	150.7

Operating loss from continuing operations	(7.7)	(104.3)	(29.9)	(132.7)

Other (income) expense:
Interest income		(0.1)	(0.2)	(0.3)
Interest expense	-	0.5	-	1.4
Other, net (income) expense	(0.2)	0.1	0.8	0.5
Total	(0.2)	0.5	0.6	1.6

Loss from continuing operations before income taxes	(7.5)	(104.8)	(30.5)	(134.3)

Income tax benefit	(0.2)	(0.2)	(2.3)	(0.1)

Loss from continuing operations	(7.3)	(104.6)	(28.2)	(134.2)

Discontinued operations:
Gain on sale of discontinued businesses, net of income taxes			2.4
Gain (loss) from discontinued businesses, net of income taxes	0.2	(47.7)	(2.2)	(49.9)
Reclassification of cumulative translation	-	-	(75.8)	-
Gain (loss) from discontinued operations	0.2	(47.7)	(75.6)	(49.9)

Net loss	$(7.1)	$(152.3)	$(103.8)	$(184.1)

Loss per common share - basic:
Continuing operations	$(0.20)	$(2.54)	$(0.76)	$(3.27)
Discontinued operations	0.01	(1.16)	(2.03)	(1.21)
Net loss	(0.19)	(3.70)	(2.79)	(4.48)

Loss per common share - diluted:
Continuing operations	$(0.20)	$(2.54)	$(0.76)	$(3.27)
Discontinued operations	0.01	(1.16)	(2.03)	(1.21)
Net loss	(0.19)	(3.70)	(2.79)	(4.48)

Weighted average shares outstanding:
Basic	37.1	41.2	37.2	41.1
Diluted	37.1	41.2	37.2	41.1

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Table Two

IMATION CORP.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$11.9	$70.4
Short term investments	37.7	-
Accounts receivable, net	7.7	9.8
Inventories	4.6	8.1
Other current assets	3.9	19.1
Current assets of discontinued operations	15.3	44.3

Total current assets	81.1	151.7

Property, plant and equipment, net	3.0	4.2
Intangible assets, net	3.6	4.2
Goodwill	3.8	3.8
Other assets	1.1	0.8
Non-current assets of discontinued operations	3.0	3.7

Total assets	$95.6	$168.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7.7	$5.0
Other current liabilities	18.3	30.5
Current liabilities of discontinued operations	37.9	74.6

Total current liabilities	63.9	110.1

Other liabilities	29.9	27.0
Other liabilities of discontinued operations	4.7	6.9

Total liabilities	98.5	144.0
Commitments and contingencies
Shareholders' equity	(2.9)	24.4

Total liabilities and shareholders' equity	$95.6	$168.4

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Table Three

IMATION CORP.
SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION
(Dollars in millions)
(Unaudited)

	Three months ended September 30,		Three months ended September 30,
	2016		2015		% Change
	Revenue	% Total	Revenue	% Total

Nexsan	$11.5	100.0%	$14.5	100.0%	-20.7%
Total	$11.5	100.0%	$14.5	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(4.3)	-37.4%	$(7.3)	-50.3%	-41.1%
Corp/Unallocated (1)	(3.4)	NM	(97.0)	NM	-96.5%
Total operating loss from continuing operations	$(7.7)	-67.0%	$(104.3)	-719.3%

	Gross Margin	Gross Margin

Nexsan	45.2%	35.2%

	Nine months ended September 30,		Nine months ended September 30,
	2016		2015		% Change
	Revenue	% Total	Revenue	% Total

Nexsan	$32.8	100.0%	$47.1	100.0%	-30.4%
Total	$32.8	100.0%	$47.1	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(14.3)	-43.6%	$(20.4)	-43.3%	-29.9%
Corp/Unallocated (1)	(15.6)	NM	(112.3)	NM	-86.1%
Total operating loss from continuing operations	$(29.9)	-91.2%	$(132.7)	-281.7%

	Gross Margin	Gross Margin

Nexsan	43.6%	38.2%

NM - Not Meaningful

(1) Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management's evaluation of segment performance, such as litigation settlement expense, corporate expense and other expenses.

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Table Four

IMATION CORP.
ADDITIONAL INFORMATION
(Dollars in millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
Cash and Cash Flow Information - Continuing Operations	2016	2015	2016	2015

Cash and cash equivalents - end of period	$11.9	$94.3	$11.9	$94.3
Capital spending	$0.6	$0.9	$0.2	$2.3
Depreciation	$0.4	$1.8	$1.4	$5.4
Amortization	$0.2	$1.8	$0.5	$5.6

Asset Utilization Information *
	September 30	December 31
	2016	2015

Days Sales Outstanding (DSO)	45	32
Days of Inventory Supply	93	132
Debt to Total Capital	0.0%	0.8%

Other Information

Approximate employee count as of September 30, 2016:		195
Approximate employee count as of December 31, 2015:		600
Book value per share as of September 30, 2016:		$(0.08)
Shares used to calculate book value per share (millions):		37.1

These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.

Debt to Total Capital is calculated by dividing total debt (long term plus short term) by total shareholders' equity and total debt.

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Table Five

IMATION CORP.
Non-GAAP Financial Measures
(In millions, except for per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2016			September 30, 2015
	GAAP	Adj *	Non-GAAP	GAAP	Adj *	Non-GAAP
Net revenue	$11.5	$-	$11.5	$14.5	$-	$14.5
Cost of goods sold	6.3	-	6.3	9.4	-	9.4
Adjusted gross profit	$5.2	$-	$5.2	$5.1	$-	$5.1

Adjusted gross margin	45.2%		45.2%	35.2%		35.2%

Adjusted operating loss from continuing operations	$(7.7)	$1.3	$(6.4)	$(104.3)	$90.8	$(13.5)

Adjusted income tax provision	$(0.2)	$-	$(0.2)	$(0.2)	$-	$(0.2)

Adjusted loss from continuing operations	$(7.3)	$1.3	$(6.0)	$(104.6)	$90.8	$(13.8)

Adjusted loss per common share from continuing operations - diluted	$(0.20)		$(0.16)	$(2.54)		$(0.33)

Adjusted weighted average shares outstanding - diluted	37.1		37.1	41.2		41.2

	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015
	GAAP	Adj *	Non-GAAP	GAAP	Adj *	Non-GAAP
Net revenue	$32.8	$-	$32.8	$47.1	$-	$47.1
Cost of goods sold	18.5	-	18.5	29.1	-	29.1
Adjusted gross profit	$14.3	$-	$14.3	$18.0	$-	$18.0

Adjusted gross margin	43.6%		43.6%	38.2%		38.2%

Adjusted operating loss from continuing operations	$(29.9)	$7.1	$(22.8)	$(132.7)	$92.3	$(40.4)

Adjusted income tax provision	$(2.3)	$-	$(2.3)	$(0.1)	$-	$(0.1)

Adjusted loss from continuing operations	$(28.2)	$7.1	$(21.1)	$(134.2)	$92.3	$(41.9)

Adjusted loss per common share from continuing operations - diluted	$(0.76)		$(0.57)	$(3.27)		$(1.02)

Adjusted weighted average shares outstanding - diluted	37.2		37.2	41.1		41.1

*	See Table Six

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Table Six

IMATION CORP.
Non-GAAP Financial Measures
(In millions, except for per share amounts)
(Unaudited)

Operating income (loss) / Adjusted operating income (loss)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
Operating loss	$(7.7)	$(104.3)	$(29.9)	$(132.7)
Restructuring and other:
Restructuring	0.4	6.0	0.4	6.1
Intangible impairment	-	29.7	-	29.7
Goodwill impairment	-	28.1	-	28.1
Asset diposals / write down	-	25.1		25.1
Other	0.9	1.9	6.7	3.3
Total adjustments	1.3	90.8	7.1	92.3
Adjusted operating income (loss) - Non-GAAP	$(6.4)	$(13.5)	$(22.8)	$(40.4)

Effect on diluted EPS:
Loss from operations	$(0.20)	$(2.54)	$(0.76)	$(3.27)
Restructuring and other:
Restructuring	0.01	0.15	0.01	0.15
Intangible impairment	-	0.72	-	0.72
Goodwill impairment	-	0.68	-	0.68
Asset diposals / write down	-	0.61	-	0.61
Other	0.02	0.05	0.18	0.08
Adjusted diluted EPS - Non-GAAP	$(0.16)	$(0.34)	$(0.56)	$(1.02)

EBITDA:
Operating loss from continuing operations	(7.7)	$(104.3)	$(29.9)	$(132.7)
Depreciation	0.4	1.8	1.4	5.4
Amortization	0.2	1.8	0.5	5.6
EBITDA	$(7.1)	$(100.7)	$(28.0)	$(121.7)
Restructuring and other	1.3	90.8	7.1	92.3
Total adjustments	1.3	90.8	7.1	92.3
Adjusted EBITDA	$(5.8)	$(9.9)	$(20.9)	$(29.4)

EBITDA is defined as operating income (loss) less depreciation and amortization. Adjusted EBITDA is defined as EBITDA before restructuring and other.

The Non-GAAP financial measurements (adjusted operating income (loss), adjusted income (loss), adjusted diluted EPS, EBITDA and adjusted EBITDA) are provided to assist in understanding the impact of certain items on Imation's actual results of operations when compared with prior periods. Management believes this will assist investors in making an evaluation of Imation's performance against prior periods on a comparable basis by adjusting for these items. Management understands that there are material limitations on the use of Non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures for the purpose of analyzing financial performance. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. This information should not be construed as an alternative to the reported results, which have been determined in accordance with accounting principles generally accepted in the United States of America.

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